EXHIBIT 10.(g)
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                                                                  EXECUTION COPY


                               TERM LOAN AGREEMENT



         This TERM LOAN AGREEMENT is made and entered into this 26th day of May, 1999, by and between Suburban Energy Services Group LLC, a Delaware limited liability company (the "Borrower"), and Mellon Bank, N.A., a national banking association (the "Bank");

                             PRELIMINARY STATEMENTS:

WHEREAS, the Borrower has requested the Bank to extend a term loan to the Borrower and the Bank has agreed to make available to the Borrower a term loan upon all of the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and intending to be legally bound hereby, the Borrower and the Bank agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

1.01. CERTAIN DEFINITIONS. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

"Agreement" shall mean this Term Loan Agreement, as amended, modified or supplemented from time to time.

"Business Day" shall mean any day other than a Saturday, Sunday, public holiday under the laws of the Commonwealth of Pennsylvania or the State of New Jersey, or other day on which banking institutions are authorized or obligated to close in Pittsburgh, Pennsylvania or Whippany, New Jersey.

"Closing Date" shall mean May 26, 1999.

"Credit Agreement" shall mean that certain Second Amended and Restated Credit Agreement dated as of May 26, 1999, by and among the OLP, First Union National Bank, as Administrative Agent, and the lenders party thereto, as amended or supplemented from time to time.

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"Event of Default"  shall mean any of the events of default described in Article
VII.

"Final Maturity Date" shall mean May 26, 2004.

"GAAP" shall mean generally accepted accounting principles in effect in the United States, applied consistently.

"Indebtedness" shall mean, with respect to any person, without duplication (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations), (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments,
(c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreement relating to property purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all obligations under Capital Leases (as defined in the Credit Agreement) of such person, (g) all obligations of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (h) all Guarantees (as defined in the Credit Agreement) of such person,
(i) all obligations of such person with respect to interest rate protection agreements (including, without limitation, Hedging Agreements (as defined in the Credit Agreement), foreign currency exchange agreements, Commodity Hedging Agreements (as defined in the Credit Agreement) or other hedging arrangements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such person in the applicable Hedging Agreement, if any), (j) all obligations of such person as an account party in respect of letters of credit (i) securing Indebtedness (other than a letter of credit that would not constitute
Indebtedness under clause (ii)) or (ii) obtained for any purpose not in the ordinary course of business or not consistent with past practices and (k) all obligations of such person in respect of bankers' acceptances; provided that accounts payable to suppliers incurred in the ordinary course of business and paid in the ordinary course of business consistent with past practices shall not constitute Indebtedness.

"Interests" shall mean the OLP GP Interest and the MLP GP Interest, which Interests are evidenced by general partner units and are the subject of the Pledge Agreement, together with any and all substitutions therefor, replacements thereof and/or additions thereto.

"Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

"Libor Rate Interest Period" shall mean a period commencing on the Closing Date or the expiration of the next preceding interest period and ending on the date which is 1, 2, 3 or 6 months thereafter, as the Borrower shall select, during

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which period the Loan shall bear interest at the Libor Rate Option provided that each Libor Rate Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day and provided further that the Borrower may not select a Libor Rate Interest Period which would end after the Final Maturity Date.

"Libor Rate" for any day shall mean a rate per annum (based on a year of 360 days and actual days elapsed) for each day equal to the rate determined by the Bank (which determination shall be conclusive) to be the average of the rates per annum for deposits in dollars offered to the Bank (or other banks as the Bank deems necessary or desirable) in the London interbank market reasonably prior to the first day of the proposed Libor Rate Interest Period and corresponding to the amount of the Loan and the proposed Libor Rate Interest Period applicable thereto, divided by a number equal to 1.00 minus the Reserve Percentage. The "Reserve Percentage" for any day is the maximum effective percentage (expressed as a decimal fraction, rounded upward to the nearest 1/100 of 1%), as determined in good faith by the Bank (which determination shall be conclusive absent manifest error), which is in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding of a member bank in such System but only to the extent actually incurred by the Bank, the Bank's determination thereof to be presumed correct in the absence of obvious error. The Libor Rate shall be adjusted automatically as of the effective date of each change in the Reserve Percentage.

"Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

"Loan" shall mean the term loan made by the Bank to the Borrower under this Agreement.

"MLP" shall mean Suburban Propane Partners, LP, a Delaware limited partnership.

"MLP GP Interest" shall mean the 1.0% general partnership interest in the MLP owned by the Borrower.

"Note" shall mean the promissory note of the Borrower executed and delivered pursuant to this Agreement substantially in the form attached hereto as Exhibit A, or any note executed and delivered pursuant hereto, together with all extensions, renewals, refinancings or refundings in whole or part.

"Note Purchase Agreement" shall mean the Note Purchase Agreement substantially in the form attached hereto as Exhibit B, setting forth the Put as additional security for the Loan.

"Office," when used in connection with the Bank, shall mean its office located at Three Mellon Bank Center, Pittsburgh, Pennsylvania, or at such other location as may be designated in writing from time to time by the Bank to the Borrower.

"Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

"OLP" shall mean Suburban Propane, LP, a Delaware limited partnership.

"OLP GP Interest" shall mean the 1.0101% general partnership interest in the OLP owned by the Borrower.

"Partnerships" shall mean the OLP and the MLP.

"person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), governmental authority or agency, or any other entity.

"Pledge Agreement" shall mean the Pledge and Security Agreement substantially in the form attached hereto as Exhibit C, pledging the Interests to the Bank as collateral for the Loan.

"Potential Default" shall mean any event or condition referenced in Article VII which, with notice, passage of time or any combination of the foregoing, would constitute an Event of Default.

"Put" shall mean the put of the Note set forth in the Note Purchase Agreement.

"Transaction Documents" shall mean this Agreement, the Pledge Agreement, the Note Purchase Agreement and the Note.

"U.S. Dollars" and the symbol "U.S. $" shall mean the lawful money of the United States of America.

1.02. CONSTRUCTION. Unless the context of this Agreement otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to a "determination" by the Bank include good faith estimates by the Bank (in the case of quantitative determinations) and good faith belief of the Bank (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II

                                    THE LOAN
                                    --------

2.01. THE LOAN. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank shall, on the Closing Date, make a term loan (the "Loan") to the Borrower in the principal amount of U.S. $6,000,000.

2.02. THE NOTE. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Loan shall be evidenced in part by the Note of the Borrower dated on or prior to the Closing Date in substantially the form attached hereto as Exhibit A, with the blanks appropriately filled and payable to the order of the Bank by the Borrower. The executed Note shall be delivered by the Borrower to the Bank on or prior to the Closing Date.

2.03. INTEREST RATE. (a) INTEREST. The Loan shall bear interest for each day until due at a rate per annum for each such day equal to the Libor Rate plus 2%.

         (b) INTEREST AFTER MATURITY. After any principal payment shall have become due (by acceleration or otherwise), such payment shall bear interest for each day until paid (before and after judgment) at a rate per annum (based on a year of 365 or 366 days, as the case may be) equal to the interest rate announced as the Bank's prime interest rate from time to time plus 2%, calculated for each day until paid.

2.04. PREPAYMENTS. The Borrower shall have the right at its option from time to time to prepay the Loan in whole or in part, subject to the provisions hereof, including, but not limited to, any breakfunding fees and expenses. Any partial prepayment shall be in an amount of $100,000 or an integral multiple of $100,000 and any partial or complete prepayment shall be made together with interest accrued thereon to and including the date of prepayment. All prepayments shall be applied to installments of the Loan in the order of maturity as set forth on
Schedule I hereto.

2.05. PAYMENT DATES. (a) Interest on the Loan shall be payable on the last day of the Libor Rate Interest Period in effect therefor, provided that, if any Libor Rate Interest Period is longer than three months, also every third month during such Libor Rate Interest Period.

         (b) Any interest payment which is due and payable hereunder on a day which is not a Business Day shall be due and payable on the next succeeding Business Day. After maturity of the Loan (by acceleration or otherwise), interest on the Loan shall be due and payable on demand.

         (c) The principal amount of the Loan shall be paid in accordance with the Amortization Schedule set forth as Schedule I hereto. The remaining balance of the outstanding principal amount of the Loan, if any, together with all interest accrued thereon shall be due and payable on the Final Maturity Date.

2.06. PAYMENTS. All payments and prepayments to be made in respect of principal, interest or other amounts due from the Borrower hereunder or under the Note shall be payable by 12:00 o'clock noon, Pittsburgh time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and an action therefor shall accrue on and as of the expiration of any grace period. Unless otherwise agreed by Bank, such payments shall be made to the Bank at its Office in U.S. Dollars in funds immediately available at such Office. Such payments shall be made without setoff, counterclaim or other deduction of any nature. To the extent permitted by law, after there shall have become due (by acceleration or otherwise) interest, or any other amounts due from the Borrower hereunder or under the Note, such amounts shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum which shall be equal to the interest rate set forth in Section 2.03(b), calculated for each day until paid.

2.07.  ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.
       -------------------------------------------------

         (a) INCREASED COSTS OR REDUCED RETURN RESULTING FROM, TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC. If any now existing or hereafter adopted Law or guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive of any Official Body (whether or not having the force of law) hereafter:

             (i) subjects the Bank or the Borrower to any tax or changes the basis of taxation with respect to any of the Transaction Documents or payments by the Borrower of principal, interest or other amounts due from the Borrower hereunder or under the Note (except for taxes on the overall net income of the Bank),

             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, the Bank,

             (iii) imposes, modifies or deems applicable any capital adequacy or similar requirement (A) against assets (funded or contingent) of, or credits by, the Bank, or (B) otherwise applicable to the obligations of the Bank under this Agreement, or

             (iv) imposes upon the Bank any other condition or expense with respect to this Agreement, the Note held by the Bank, or its making, maintenance or funding of the Loan, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense (including loss of margin) upon the Bank with respect to this Agreement, the Note or the making, maintenance or funding of any part of the Loan or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the return on the Bank's capital (taking into account the Bank's policies with respect to capital adequacy) by an amount which the Bank deems to be material, the Bank shall from time to time notify the Borrower of the amount determined

(using any averaging and attribution methods) by the Bank in good faith (which determination shall be conclusive) to be necessary to compensate the Bank for such increase in cost, reduction in income or additional expense reasonably allocable to the making, maintenance or funding of the Loan hereunder. Such amount shall be due and payable by the Borrower to the Bank 10 Business Days after such notice is given.

         (b) INDEMNITY.  In addition to the compensation  required by subsection
(a) of this Section 2.07, the Borrower shall indemnify the Bank against any loss or expense (including loss of margin) which the Bank has sustained or incurred as a consequence of any

             (i) payment or prepayment of any part of the Loan on a day other than the last day of the Libor Rate Interest Period applicable thereto,

             (ii)  attempt by the Borrower to  revoke   (expressly,   by  later
inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Bank having in its discretion the options (A) to give effect to any such attempted revocation and obtain indemnity under this Section 2.07(b) or (B) to treat such attempted revocation as having no force or effect, as if never made), or

             (iii) default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or the Note, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest or any other amount due hereunder or under the Note, or

             (iv) claims, demands, losses or expenses incurred by or asserted against the Bank in connection with the Borrower's use of the proceeds of the Loan and/or the Bank's role as a lender hereunder except to the extent caused by the Bank's gross negligence or willful misconduct.

If the Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined by the Bank in good faith (which determination shall be conclusive) to be necessary to indemnify the Bank for such loss or expense. Such amount shall be due and payable by the Borrower to the Bank 10 Business Days after such notice is given.

2.08. FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE. The Bank shall have the right from time to time, prospectively or retroactively, without notice to the Borrower, to deem any branch, subsidiary or affiliate of the Bank to have made, maintained or funded the Loan.

2.09. NATURE OF CREDIT. The Borrower may not reborrow and the Bank shall have no obligation to re-lend, amounts repaid, whether by prepayment or otherwise, in respect of the Loan.

2.10. FEES. The Borrower agrees to pay to the Bank a one-time fee in the amount of U.S. $30,000 (50 basis points). Such fee shall be payable in U.S. Dollars to the Bank on the Closing Date. In the event that the Closing Date is not the date of this Agreement, the Borrower agrees to pay to the Bank a commitment fee based on the amount of the Loan at a rate of 50/100 of 1% (50 basis points) per annum (based on a year of 360 and actual days elapsed), payable quarterly in arrears on the last day of each calendar quarter for the quarter then ended for the period commencing on the date of this Agreement and ending on the Closing Date.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

The Borrowers represent and warrant that:

3.01. ORGANIZATION AND QUALIFICATION. The Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware; the Borrower has the power and authority to own its properties and assets, and to carry on its business as presently conducted and is qualified to do business in those jurisdictions in which its ownership of property or the nature of its business activities is such that failure to receive or retain such qualification would have a material adverse effect upon the business, operations or condition (financial or otherwise) of the Borrower.

3.02. POWER AND AUTHORIZATION. The Borrower has the power and authority to make and carry out this Agreement, to make the borrowings provided for herein, to execute and deliver the Note and to perform its obligations hereunder and under the Note and Pledge Agreement; and all such action has been duly authorized by all necessary corporate proceedings on its part.

3.03.  FINANCIAL STATEMENTS.  [Left blank intentionally.]

3.04. LITIGATION. Except as disclosed to the Bank in writing prior to the Closing Date, there is no litigation or governmental proceeding by or against the Borrower pending or, to its knowledge, threatened, which in the reasonable judgment of the Borrower, involves or could involve any material adverse effect on the business, operations or condition (financial or otherwise) of the Borrower.

3.05. NO CONFLICTING LAWS OR AGREEMENTS;CONSENTS AND APPROVALS. (a) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof or of the Note will conflict with or result in a breach of any of the terms, conditions or provisions of the articles or statement of organization or the operating agreement of the Borrower or of any Law or of any agreement or instrument to which the Borrower is a party or by which it is bound or to which it is subject, or constitute a default thereunder or result in the creation or imposition of any Lien of any nature whatsoever upon any of the property of the Borrower pursuant to the terms of any such agreement or instrument.

         (b) No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary or advisable in connection with execution and delivery of this Agreement, of the Note, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and conditions hereof or thereof.

3.06. EXECUTION AND BINDING EFFECT. This Agreement, the Pledge Agreement and the Note have been duly and validly executed and delivered by the Borrower and the Note Purchase Agreement has been duly and validly executed and delivered by the OLP. This Agreement constitutes, and the Pledge Agreement and the Note when executed and delivered hereunder will constitute, legal, valid and binding obligations of the Borrower, enforceable in accordance with the terms hereof and thereof except for (i) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally including, without limitation, Laws with respect to fraudulent conveyance, (ii) Laws limiting the right of specific performance or
(iii) general principles of equity. The Note Purchase Agreement constitutes a legal, valid and binding obligation of the OLP, enforceable in accordance with the terms thereof except for (i) limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally including, without limitation, Laws with respect to fraudulent conveyance, (ii) Laws limiting the right of specific performance or
(iii) general principles of equity.

3.07. TAXES. All tax returns required to be filed by the Borrower have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower or upon its properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower are adequate for all open years and for their current fiscal period.

3.08. REGULATION U. The Borrower is not borrowing hereunder for the purpose of buying or carrying any "margin stock" as such term is used in Regulation U of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit to others for the purposes of buying or carrying any "margin stock."

3.09. COMPLIANCE WITH LAWS. As of the Closing Date, the Borrower is in compliance with all material applicable Laws.

3.10. PATENTS, LICENSES, FRANCHISES. The Borrower owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to own and operate its properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others.

3.11. INVESTMENT COMPANY; PUBLIC UTILITY HOLDING COMPANY. The Borrower: (a) is not and is not controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended; (b) is not a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; and (c) is not a registered bank holding company under the Bank Holding Company Act of 1956, as amended.

3.12. ACCURATE AND COMPLETE DISCLOSURE. To the best of the Borrower's knowledge, the Borrower has disclosed to the Bank in writing every fact which materially and adversely affects, or which, so far as the Borrower can reasonably foresee, would materially and adversely affect the business, operations or financial condition of the Borrower or its ability to perform its obligations under this Agreement and the Note.

3.13.  SUBSIDIARIES.  The Borrower has no subsidiaries.

3.14. THE INTERESTS. The Interests constitute all of the outstanding general partnership interests in the Partnerships.

                                   ARTICLE IV

                             CONDITIONS OF THE LOAN
                             ----------------------

The obligations of the Bank to make the Loan hereunder are subject to the performance by the Borrower of its obligations to be performed hereunder on or before the date of the Loan and to the satisfaction of each of the following further conditions:

4.01. AGREEMENT; NOTES. This Agreement, the Pledge Agreement and the Note shall have been duly executed by the Borrower and delivered to the Bank.

4.02. REPRESENTATIONS AND WARRANTIES; EVENTS OF DEFAULT AND POTENTIAL DEFAULTS. The representations and warranties contained in Article III shall be true on and as of the Closing Date and as of such date no Event of Default and no Potential Default shall have occurred and be continuing or shall occur or exist after giving effect to the Loan. Failure of the Bank to receive notice from the Borrower to the contrary upon or prior to the Closing Date shall constitute the Borrower's certification as to the foregoing.

4.03. PROCEEDINGS, INCUMBENCY AND CORPORATE DOCUMENTS. There shall have been delivered to the Bank a certificate in form and substance satisfactory to the Bank dated the Closing Date and signed on behalf of the Borrower by a duly authorized officer of the Borrower, certifying as to (a) true copies of all action taken by the Borrower relative to this Agreement, the Pledge Agreement and the Note, including but not limited to that described in Section 3.02, (b) the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver this Agreement, the Pledge Agreement and the Note, and (c) copies of the organizational documents of the Borrower. The Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been furnished to the Bank.

4.04. OPINION OF BORROWER'S COUNSEL. There shall have been delivered to the Bank a written opinion addressed to the Bank, dated the Closing Date, of Weil, Gotshal & Manges LLP, legal counsel to the Borrower, in form and substance satisfactory to the Bank, as to (a) the matters referred to in Sections 3.01, 3.02, 3.04, 3.05 and 3.06 (except that as to the matters referred to in Sections
3.04 and 3.05 such opinion may be limited to the knowledge of such counsel), (b) the enforceability of Sections 8.07, 8.10 and 8.11, and (c) the enforceability of the Pledge Agreement and the Note Purchase Agreement.

4.05. OPINION OF BORROWER'S GENERAL COUNSEL. There shall have been delivered to the Bank a written legal opinion addressed to the Bank, dated the Closing Date, of Janice Meola, General Counsel of the Borrower, in form and substance satisfactory to the Bank, as to the matters referred to in Section 3.2 of the Pledge Agreement.

4.06. OTHER DOCUMENTS. The Note Purchase Agreement shall have been delivered to the Bank, such Note Purchase Agreement to be duly executed by the OLP, together with a certificate signed on behalf of the OLP by its duly authorized officer certifying as to: (i) all partnership action taken authorizing the Note Purchase Agreement; and (ii) the names, true signatures and incumbency of the officer or officers authorized to execute and deliver the Note Purchase Agreement.

4.07. PAYMENT OF FEES. On the Closing Date, all costs, fees and expenses payable to the Bank shall have been paid to the extent then due.

4.08. DETAILS, PROCEEDINGS AND DOCUMENTS. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Bank, and the Bank shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to it, as the Bank may from time to time reasonably request.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

The Borrower hereby covenants to the Bank as follows:

5.01. FINANCIAL STATEMENTS AND INFORMATION. (a) ANNUAL FINANCIAL STATEMENTS. As soon as practicable, and in any event within 120 days after the close of each fiscal year of the Borrower, the Borrower shall deliver to the Bank a copy of the annual financial statements for such year for the Borrower including herein a balance sheet of the Borrower as of the close of such fiscal year and statements of income, retained earnings and cash flow of the Borrower for such fiscal year as of the close of such fiscal year, and notes to each, all in reasonable detail and prepared in accordance with GAAP, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheets to be certified by independent certified public accountants selected by the Borrower and acceptable to the Bank as presenting fairly the financial position of the Borrower as of the end of such fiscal year.

         (b) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and, in any event, within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, the Borrower shall deliver to the Bank an unaudited balance sheet and unaudited statements of income, retained earnings and cash flow for the Borrower for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such quarter, as of the close of such fiscal quarter, all in reasonable detail and in accordance with GAAP, subject to year end audit adjustments.

         (c) COMPLIANCE CERTIFICATE. Within 45 days after the end of each quarter of each fiscal year of the Borrower, the Borrower shall deliver to the Bank a certificate, dated as of the end of such fiscal quarter, signed on behalf of the Borrower by its chief financial officer, stating that, as of the date thereof, the Borrower is in compliance with the terms and conditions of this Agreement, or if it is not so in compliance, specifying in detail the nature and period of such failure and any action with respect thereto taken or contemplated to be taken by the Borrower.

         (d) FURTHER   INFORMATION.   Promptly   following  the  Bank's  request
therefor, the Borrower shall furnish to the Bank such other information and in such form as the Bank may reasonably request.

         (e) NOTICE OF EVENT OF DEFAULT. Immediately upon becoming aware of any Event of Default or Potential Default, the Borrower shall give the Bank notice thereof, together with a written statement of the chief executive or the principal financial officer of the Borrower setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Borrower.

         (f) NOTICE OF MATERIAL PROCEEDINGS. Promptly upon becoming aware thereof, the Borrower shall give the Bank notice of the commencement, existence or threat of any proceeding by or before any Official Body against or affecting the Borrower or the OLP which, if adversely decided, would have a material adverse effect on the business, operations or financial condition of the Borrower or the OLP or on the ability of either of them to perform their obligations under the Transaction Documents to which they are a party.

         (g) VISITATION. The Borrower shall permit such persons as the Bank may designate to visit and inspect the properties of the Borrower, if any, to discuss its affairs with its financial management, and provide such other information relating to the business and financial condition of the Borrower at such times as the Bank may reasonably request and the Borrower may reasonably agree. The Borrower hereby authorizes its financial management to discuss with the Bank the affairs of the Borrower.

5.02. PRESERVATION OF EXISTENCE AND FRANCHISES. The Borrower shall maintain its existence, rights and franchises in full force and effect in its jurisdiction of formation. The Borrower shall qualify and remain qualified as a foreign entity in each jurisdiction in which failure to receive or retain such qualification would have a material adverse effect on its business.

5.03. PAYMENT OF TAXES AND OTHER POTENTIAL CHARGES AND PRIORITY CLAIMS; PAYMENT OF OTHER CURRENT LIABILITIES. The Borrower shall pay or discharge:

         (a) on or prior to the date on which penalties attach thereto, all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income;

         (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any such property; and

         (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any such property or which, if unpaid, might give rise to a claim entitled to priority over general creditors of the Borrower in a case under Title 11 (Bankruptcy) of the United States Code, as amended, or in any receivership, insolvency proceeding or dissolution or winding-up involving the Borrower; provided that, unless and until foreclosure, distraint, levy, sale or similar proceedings shall have been commenced, the Borrower need not pay or discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is contested in good faith and by appropriate proceedings diligently conducted and so long as such reserves or other appropriate provisions as may be required by GAAP shall have been made therefor and so long as such failure to pay or discharge does not have a material adverse effect on the business, operations or financial condition of the Borrower.

5.04. FINANCIAL ACCOUNTING PRACTICES. The Borrower shall make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect its transactions and dispositions of its assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are recorded as necessary to permit preparation of financial statements required under Section 5.01 in conformity with GAAP and to maintain accountability for assets.

5.05 COMPLIANCE WITH LAWS. The Borrower shall comply with all applicable Laws in all respects; provided that, the Borrower shall not be deemed to be in violation of this Section 5.05 as a result of any failure to comply which would not result in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would materially adversely affect the business, operations or condition (financial or otherwise) of the Borrower or its ability to perform its obligations under this Agreement, the Pledge Agreement or the Note.

5.06. USE OF PROCEEDS. The Borrower shall use the proceeds of the Loan hereunder solely to purchase the Interests.


                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

The Borrower covenants to the Bank as follows:

6.01. MERGER. The Borrower shall not merge with or into or consolidate with any other person, or agree to do any of the foregoing.

6.02. DISPOSITIONS/ACQUISITIONS OF ASSETS. The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section 6.02 as a "transaction" and any series of related transactions constituting but a single transaction), any of its properties or assets, tangible or intangible (including but not limited to sale, assignment, discount or other disposition of accounts, contract rights, chattel paper or general intangibles with or without recourse), except transactions in the ordinary course of business. The Borrower shall not acquire by purchase or otherwise, the business or assets of, or stock or other ownership interests of, another person, other than the Interests.

6.03. BUSINESS. The Borrower shall not engage (directly or indirectly) in any businesses other than holding the Interests.

6.04. NEGATIVE PLEDGE. The Borrower shall not incur, create, assume or permit to exist, any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets, now or hereafter owned, other than (i) security interests granted in favor of the Bank, (ii) tax liens which are being contested in good faith and by appropriate proceedings diligently conducted (unless and until foreclosure, sale or other similar proceedings have been commenced) and provided that such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor, and (iii) any unfiled materialmen's, mechanic's, workmen's and repairman's liens (provided that, if such a lien shall be perfected, it shall be discharged of record immediately upon payment, bond or otherwise).

6.05. PROHIBITION OF NEGATIVE PLEDGE. The Borrower shall not agree, covenant, warrant, represent, pledge or otherwise commit with or to any entity other than the Bank through a negative pledge or other similar arrangement, not to incur, create, assume or permit to exist, any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on all or any of its assets, now or hereafter owned.

6.06. OTHER INDEBTEDNESS. The Borrower shall not incur any Indebtedness other than the Loan.


                                   ARTICLE VII

                                EVENTS OF DEFAULT
                                -----------------

7.01 EVENTS OF DEFAULT If one or more of the following described Events of Default shall occur, that is to say:

         (a) The Borrower shall default in the payment when due of the principal, or the Borrower shall default in the payment when due of any interest or any other amount payable hereunder which default shall continue for a period of 5 Business Days from the due date thereof;

         (b) The OLP  shall  default  in the  performance  of the Note  Purchase
Agreement in any respect and such default shall remain in effect past any applicable grace period provided therein;

         (c) One or more judgments for the payment of money shall have been entered against the Borrower which judgment/s exceed U.S. $10,000,000 in the aggregate and such judgment/s shall remain undischarged or uncontested or appealed in good faith for a period of 45 consecutive days;

         (d) Any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

         (e) The Borrower shall default in the observance, performance or fulfillment of any covenant, condition or provision hereof and such default shall not be remedied for a period of 20 Business Days after written notice thereof to the Borrower from the Bank or any holder of the Note issued hereunder;

         (f) Any Transaction Document for any reason shall be nullified or not be effective or enforceable;

         (g) The occurrence of any default, event or condition which causes or which would permit any person or persons to cause or, for which would with the giving of notice or the passage of time or both would permit any person or persons to cause, all or any part of the Credit Agreement to become due (by acceleration, mandatory repayment or repurchase, or otherwise) before its otherwise stated maturity, or failure to pay all or part of any obligation thereunder at its stated maturity;

         (h) The OLP, the Borrower or any Subsidiary (as defined in the Credit Agreement) thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing; or

         (i) A case or other proceeding shall be commenced against the OLP, the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the OLP, the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered; then, (i) as to any Event of Default specified under subsections (a) through (g) of this Article VII, the Bank may, by written notice to the Borrower, declare the unpaid balance of the Loan then outstanding and interest accrued thereon and all other liabilities of the Borrower hereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable, without presentment, demand, protest or notice or any kind, all of which are hereby expressly waived; and (ii) as to any Event of Default specified under subsections (h) or (i) of this Article VII, the unpaid balance of the Loan and interest accrued thereon and all other liabilities of the Borrower hereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.


                                  ARTICLE VIII

                                  MISCELLANEOUS
                                  -------------

8.01. NO IMPLIED WAIVER ETC. No delay or failure of the Bank, or any holder of the Note in exercising any right, power or privilege hereunder shall affect such right, power or privilege; and no single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege shall preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies hereunder of the Bank and any holder of the Note are cumulative and not exclusive of any rights or remedies which it or they would otherwise have. Any amendment, waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent in such writing specifically set forth.

8.02.  SET-OFF.  In case any one or more of the Events of Default  described  in
Article VII shall occur, or upon the happening of any Potential Default, the holder of any Note shall have the right, in addition to all other rights and remedies available to it, to set-off against the unpaid balance of the Note held by it any debt owing by such holder to the Borrower, including without limitation any funds in any deposit account maintained by the Borrower with such holder, and such holder shall have and there is hereby created in favor of such holder a security interest in all deposit accounts maintained by the Borrower with such holder. Nothing in this Agreement shall be deemed any waiver or prohibition of any right of banker's lien or set-off under applicable Law.

8.03. SURVIVAL OF PROVISIONS. All representations, warranties, covenants and agreements of the Borrower contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement, the making of Loan hereunder and the issuance of the Note.

8.04. EXPENSES AND FEES; INDEMNITY. The Borrower agrees to pay, and save the Bank harmless against liability for the payment of, all expenses of the Bank (including the reasonable fees and expenses of counsel for the Bank which for all purposes hereof shall include counsel employed by the Bank) arising in connection with the preparation and negotiation of the Transaction Documents, enforcement or collection thereof and relating to consents, amendments and waivers hereof or thereof. Unless caused by the Bank's gross negligence or willful misconduct, the Borrower further agrees to indemnify, defend and hold the Bank, its officers, directors and employees harmless from and against all claims, losses, causes of action, damages, liabilities, expenses and costs of any kind which are in any way sustained by the Bank and which arise out of or are incident to the breach by the Borrower of any of its representations hereunder.

8.05. HOLIDAYS. Unless otherwise specified herein, whenever any payment or action to be made or taken hereunder or under the Note shall be stated to be due on any day other than a Business Day, such payment or action shall be made or taken on the next succeeding Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment or action.

8.06. NOTICES, ETC. Any notice or other communication in connection with this Agreement or the Note shall be deemed to have been given or made when received by the party to whom directed. All such notices and other communications shall be in writing unless otherwise provided herein and shall be directed to the party to receive the same to the address set forth by its signature hereto, or in accordance with the latest unrevoked written direction from any party to the other party hereto given in accordance with this Section 8.06.

8.07. GOVERNING LAW. This Agreement and the Note issued hereunder shall be deemed to be contracts under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State, without reference to conflict of laws principles.

8.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.09. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or duties under this Agreement without the prior written consent of the Bank. The Bank may, with the prior consent of the Borrower, which consent shall not be unreasonably withheld or delayed, assign all or part of its rights and duties under this Agreement to one or more financial institutions or other entities, provided, however, that the consent of the Borrower to any assignment of some or all of the Bank's rights and duties hereunder shall not be required at any time during the occurrence, continuance, or existence of any Event of Default or Potential Default, and provided further, that the consent of the Borrower shall not be required for any assignment to a subsidiary or an affiliate of the Bank. The Bank may grant participations in the Agreement and the Loan without the consent of the Borrower, but the Bank shall notify the Borrower of any such participation.

8.10. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS, IN ANY LEGAL PROCEEDING RELATING TO THIS AGREEMENT, TO THE NON-EXCLUSIVE IN PERSONAM JURISDICTION OF ANY STATE OR UNITED STATES COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF NEW YORK AND AGREES TO SUIT BEING BROUGHT IN ANY SUCH COURT; (B) WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH PROCEEDING IN ANY SUCH COURT OR THAT SUCH PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT; (C) AGREES TO SERVICE OF PROCESS IN ANY LEGAL PROCEEDING BY MAILING OF COPIES THEREOF (BY REGISTERED OR CERTIFIED MAIL, IF PRACTICABLE) POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS OF WHICH THE BANK SHALL HAVE BEEN NOTIFIED IN WRITING IN
ACCORDANCE HEREWITH; (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE BANK'S RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, AND THAT THE BANK SHALL HAVE THE RIGHT TO BRING ANY LEGAL PROCEEDINGS (INCLUDING A PROCEEDING FOR ENFORCEMENT OF A JUDGMENT ENTERED BY ANY OF THE AFOREMENTIONED COURTS) AGAINST THE BORROWER IN ANY OTHER COURT OR JURISDICTION IN ACCORDANCE WITH APPLICABLE LAW.

8.11. WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER AGREE THAT NEITHER OF THEM NOR ANY SUCCESSOR OR ASSIGNEE SHALL (A) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, ANY RELATED INSTRUMENTS, ANY COLLATERAL OF THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG ANY OF THEM, OR (B) SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE BANK AND THE BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE BANK NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have duly executed this Agreement as of the day and year first above written.

SUBURBAN ENERGY SERVICES GROUP LLC

By:
   ---------------------------
   (Signature)

Name: Robert M. Plante
     -------------------------

Title: Treasurer
      ------------------------


MELLON BANK, N.A.

By:
   ---------------------------
   (Signature)

Name:
     -------------------------

Title:
      ------------------------


BORROWER'S ADDRESS FOR NOTICE:                    BANK'S ADDRESS FOR NOTICE:
------------------------------                    --------------------------

Suburban Energy Services Group LLC                Mellon Bank, N.A.
One Suburban Plaza                                Three Mellon Bank Center
240 Route 10 West                                 Pittsburgh, PA  15259
Whippany, NJ 07981-0206                           Attn:  Loan Administration

                                                  WITH A COPY TO:
                                                  ---------------

                                                  Mellon Bank, N.A.
                                                  One Mellon Bank Center
                                                  Pittsburgh, PA 15258
                                                  Attn.:  John Sabroske

                                   SCHEDULE I

                             TO TERM LOAN AGREEMENT

                              AMORTIZATION SCHEDULE


QUARTERLY PAYMENT
NUMBER                 DATE DUE (15TH OF MONTH)      PRINCIPAL PAID (000'S)
-----------------      ------------------------      ----------------------

1                             Aug-99                          115
2                             Nov-99                          115
3                             Feb-00                          115
4                             May-00                          115
5                             Aug-00                          115
6                             Nov-00                          115
7                             Feb-01                          115
8                             May-01                          400
9                             Aug-01                          400
10                            Nov-01                          400
11                            Feb-02                          400
12                            May-02                          400
13                            Aug-02                          400
14                            Nov-02                          400
15                            Feb-03                          400
16                            May-03                          400
17                            Aug-03                          400
18                            Nov-03                          400
19                            Feb-04                          400
20                            May-04                          395

                                    EXHIBIT A
                             TO TERM LOAN AGREEMENT

                       SUBURBAN ENERGY SERVICES GROUP LLC

                                 PROMISSORY NOTE
                                 ---------------

U.S. $6,000,000                                         Pittsburgh, Pennsylvania
                                                        May 26, 1999

FOR VALUE RECEIVED, the undersigned, SUBURBAN ENERGY SERVICES GROUP LLC, a Delaware limited liability company (the "Borrower"), hereby promises to pay to the order of Mellon Bank, N.A. (the "Bank") on the Final Maturity Date and at such earlier dates as may be required under the Agreement (as defined below) the principal sum of Six Million U.S. Dollars (U.S. $6,000,000). The Borrower further promises to pay to the order of the Bank interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to Section 2.03 of, or as otherwise provided in, the Agreement, payable on the dates set forth in the Agreement.

This Promissory Note is the Note referred to in the Term Loan Agreement dated as of May 26, 1999, between the Borrower and the Bank (as the same may from time to time be amended or modified, the "Agreement"), which Agreement, among other things, contains provisions for prepayments on account of principal hereof prior to the maturity hereof and also for acceleration of the maturity hereof upon the happening of certain stated events, upon the terms and conditions therein specified. Terms defined in the Agreement shall have the same meanings herein.

The Borrower hereby expressly waives presentment, demand, protest, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue upon the expiration of any grace period.

This Note shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflict of laws.

SUBURBAN ENERGY SERVICES GROUP LLC

By:
   ---------------------------
   (Signature)
Name: Robert M. Plante
Title: Treasurer

                                    EXHIBIT B

                             Note Purchase Agreement

                                     Omitted

                           See Exhibit (10)(h) to 10-Q

                                    EXHIBIT C

                          Pledge and Security Agreement

                                                                  EXECUTION COPY
                                                                  --------------

                                    EXHIBIT C

                             TO TERM LOAN AGREEMENT

                          PLEDGE AND SECURITY AGREEMENT

         THIS AGREEMENT, dated as of May 26, 1998, made by Suburban Energy Services Group LLC, a limited liability company organized under the laws of the State of Delaware (the "Pledgor"), in favor of Mellon Bank, N.A., a national banking association (the "Bank").

                                    RECITALS:

         A. The Pledgor has entered into a Credit Agreement dated as of the date hereof (as amended from time to time, the "Credit Agreement") with the Bank.

         B. It is a condition precedent to the extension of credit under the Credit Agreement that the Pledgor execute and deliver this Agreement. This Agreement is made by the Pledgor among other things to induce the Bank to enter into the Loan Documents (as defined below), and to induce the Bank to extend credit under the Credit Agreement.

         NOW, THEREFORE, in consideration of the premises, and intending to be legally bound, the Pledgor hereby agrees as follows:



                                    ARTICLE I
                                   DEFINITIONS

         1.1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Agreement. In addition to the other terms defined elsewhere in this Agreement, as used herein the following terms shall have the following meanings:

                  "Secured Obligations" shall mean all obligations from time to time of the Pledgor to the Bank under or in connection with any Loan Document, including all obligations to pay principal, interest, fees, indemnities or other amounts, in each case whether such obligations are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the State of New Jersey from time to time.

         1.2. UCC DEFINITIONS. Unless otherwise defined herein, terms defined in the UCC shall have the same meanings in this Agreement.

                                   ARTICLE II
                                  THE SECURITY

         2.1. GRANT OF SECURITY. As security for the full and timely payment and performance of the Secured Obligations, the Pledgor hereby assigns and pledges to the Bank, and grants to the Bank a security interest in, all right, title and interest of the Pledgor in, to and under the following, whether now or hereafter existing or acquired (the "Collateral"):

                  (a) All of Pledgor's right, title and interest in and to the 1.0% general partnership interest in Suburban Propane Partners, LP, a Delaware limited partnership, as evidenced by general partner units, together with any and all substitutions therefor, replacements thereof and/or additions thereto; and

                  (b) All of Pledgor's right, title and interest in and to the 1.0101% general partnership interest in Suburban Propane, LP, a Delaware limited partnership, as evidenced by general partner units, together with any and all substitutions therefor, replacements thereof and/or additions thereto; and

                  (c) All proceeds of any of the foregoing or whatever is received when any of the foregoing is sold, exchanged or otherwise disposed of (including, without limitation, proceeds which constitute property of the type described in the foregoing clauses (a) and (b).

         2.2. PLEDGOR REMAINS LIABLE. Notwithstanding anything to the contrary herein or in any other Loan Document, the Pledgor shall remain liable under the contracts and agreements which create and/or govern the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed.

         2.3. CONTINUING AGREEMENT. This Agreement creates a continuing security interest in the Collateral and shall continue in full force and effect until all Secured Obligations have been paid in cash and performed in full, and all commitments to extend credit under the Loan Documents have terminated. Upon the payment in cash and performance in full of all Secured Obligations and termination of all commitments to extend credit under the Loan Documents, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Bank will, at the Pledgor's request and expense, return to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, such of the Collateral as then may be held by the Bank hereunder, and execute and deliver to the Pledgor such documents as the Pledgor may reasonably request to evidence such termination.



                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         The Pledgor hereby represents and warrants to the Bank as follows:

         3.1. TITLE. The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any lien, security interest, option or other charge or encumbrance, except for liens in favor of the Bank. No effective financing statement or other item similar in effect covering any Collateral is on file in any recording office, except such as may be filed in favor of the Bank.

         3.2. VALIDITY, PERFECTION AND PRIORITY. This Agreement creates a valid security interest in the Collateral in favor of the Bank securing the Secured Obligations, which security interest has been duly perfected and is prior to all other liens, security interests, options or other charges or encumbrances (other than those in favor of the Bank). All filings and other actions necessary or desirable to perfect and protect such security interest in favor of the Bank have been duly made and taken.

         3.3. GOVERNMENTAL APPROVALS AND FILINGS. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is or will be necessary (a) for the grant by the Pledgor of the security interest in the Collateral hereunder or for the execution, delivery or performance of this Agreement by the Pledgor, (b) to ensure the validity, perfection or priority of the security interest in the Collateral granted hereunder, or (c) for the exercise by the Bank of any of its rights or remedies hereunder, EXCEPT for the filing of financing statements and continuation statements in appropriate jurisdictions pursuant to the Uniform Commercial Code as in effect in such jurisdictions.

         3.4. OFFICES, ETC. Schedule 3.4 identifies as of the date hereof the address of the chief executive office of the Pledgor, of each office (whether maintained by the Pledgor or otherwise) where books and records relating to the Collateral are kept and of each place of business of the Pledgor. Schedule 3.4 also identifies all changes in the foregoing information during the one year period ending on the date hereof. Schedule 3.4 also identifies the state of organization of the Pledgor.

         3.5. NAMES, ETC. During the one year period ending on the date hereof, neither the Pledgor nor any of its direct or indirect predecessors by merger, consolidation or other reorganization is or has been known by or used any other or fictitious name or trade name (other than the name of the Pledgor as of the date hereof), nor has the Pledgor or any such predecessor been the subject of any merger, consolidation or other reorganization, nor has the Pledgor or any such predecessor otherwise changed its name, identity or organizational structure, except as set forth in Schedule 3.5. For each such direct and indirect predecessor of the Pledgor, Schedule 3.5 also identifies the respective addresses referred to in Section 3.4 for all times during such period.

         3.6. REPRESENTATIONS AND WARRANTIES REMADE AT EACH EXTENSION OF CREDIT. Each request (including any deemed request) by the Borrower for any extension of credit under any Loan Document shall be deemed to constitute a representation and warranty by the Pledgor to the Bank that the representations and warranties made by the Pledgor in this Article III (exclusive of Sections 3.4 and 3.5) are true and correct on and as of the date of such request with the same effect as though made on and as of such date. Failure by the Bank to receive notice from the Pledgor to the contrary before the Bank makes any extension of credit under any Loan Document shall constitute a further representation and warranty by the Pledgor to the Bank that the representations and warranties made by the Pledgor in this Article III are true and correct on and as of the date of such extension of credit with the same effect as though made on and as of such date.

                                   ARTICLE IV
                                    COVENANTS

         4.1. BOOKS AND RECORDS; INSPECTION; NOTATION. The Pledgor shall (a) keep complete and accurate books and records concerning the Collateral and, at the request of the Bank from time to time, permit the Bank or its representatives to inspect and copy such books and records, (b) furnish to the Bank such information and reports in connection with the Collateral at such times and in such form as the Bank may reasonably request, and (c) place in the appropriate books and records of the Pledgor and on the certificate(s), if any, representing any of the Collateral, a notation or legend satisfactory to the Bank indicating the existence of this Agreement and the Bank's interest in the Collateral. The Bank shall have the right to verify the Collateral from time to time, and the Pledgor shall cooperate with the Bank in such verification.

         4.2. TRANSFERS AND OTHER LIENS, ETC.

                  (a) TRANSFERS. The Pledgor shall not sell, assign, transfer or otherwise dispose of any Collateral (voluntarily or involuntarily, by operation of law or otherwise).

                  (b) OTHER LIENS. The Pledgor shall not create or permit to exist any lien, security interest, option or other charge or encumbrance on any Collateral (voluntarily or involuntarily, by operation of law or otherwise) except in favor of the Bank.

         4.3. CHANGE IN NAME, OFFICES, ETC. The Pledgor shall (a) not have, use or be known by any other or fictitious name or trade name (other than its name as of the date hereof and names set forth in Schedule 3.5), nor be the subject of any merger, consolidation or other reorganization, nor otherwise change its name, identity or organizational structure, except, upon 60 days' prior written notice to the Bank (specifically referring to this Section 4.3), and after all actions referred to in Section 4.4(a) have been completed, (b) keep its chief executive office, the offices (whether maintained by the Pledgor or otherwise) where books and records relating to the Collateral are kept and each place of business of the Pledgor at the respective addresses identified in Schedule 3.4 or, upon 60 days' prior written notice (specifically referring to this Section 4.3) to the Bank, at such other locations in jurisdictions where all actions referred to in Section 4.4(a) have been completed, and (c) maintain its chief executive office in the United States.

         4.4. FURTHER ASSURANCES.

                  (a) GENERAL. The Pledgor shall from time to time, at its expense, promptly execute and deliver all further instruments and agreements, and take all further actions, that may be necessary or appropriate, or that the Bank may reasonably request, in order to perfect or protect any assignment, pledge or security interest granted or purported to be granted hereby or to enable the Bank to exercise or enforce its rights and remedies hereunder. Without limiting the generality of the foregoing, the Pledgor will (i) if any Collateral shall be evidenced by a certificate or other indicia of ownership, immediately deliver to the Bank such certificate or other indicia of ownership duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Bank, and (ii) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Bank may request, in order to perfect and preserve any assignment, pledge or security interest granted or purported to be granted hereby.

                  (b) FINANCING STATEMENTS, ETC. The Pledgor hereby authorizes the Bank to file one or more financing or continuation statements, and amendments thereto, relating to any Collateral without the signature of the Pledgor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering any Collateral shall be sufficient as a financing statement where permitted by law.

         4.5. TAXES, ETC. The Pledgor will promptly pay all taxes, fees and charges of whatever nature with respect to the Collateral.

                                    ARTICLE V
                     CERTAIN RIGHTS AND REMEDIES OF THE BANK

         5.1. BANK MAY PERFORM. If the Pledgor fails to perform any obligation under or in connection with this Agreement, the Bank may (but shall have no duty to) itself perform or cause performance of such obligation, and the reasonable expenses of the Bank incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4. The Bank may from time to time take any other action which the Bank deems necessary or appropriate for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

         5.2. NO DUTY TO EXERCISE POWERS. The powers of the Bank under and in connection with this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.

         5.3. DUTIES OF BANK. Except for exercise of reasonable care in the custody and preservation of any Collateral in its possession and accounting for moneys received by it pursuant to this Agreement, the Bank shall have no duty as to any Collateral. In any event the Bank (a) shall have no duty to take any steps to preserve rights against prior parties or any other rights pertaining to any Collateral, (b) shall have no duty as to ascertaining or taking action with respect to calls, conversions, exchanges, tenders, maturities or other matters pertaining to any Collateral, whether or not the Bank has any knowledge of such matters, and (c) shall not be liable for any action, omission, insolvency or default on the part of any agent or custodian (other than the Bank) appointed by the Bank in good faith other than the gross negligence or willful misconduct of such agent or custodian. The Bank shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if it takes such action for such purpose as the Pledgor requests in writing from time to time (but failure to take any such action shall not in itself be deemed a failure to exercise reasonable care or evidence of such failure). Subject only to the performance by the Bank of its duties set forth in this Section 5.3, risk of loss, damage and diminution in value of the Collateral, of whatever nature and however caused, shall be on the Pledgor.

         5.4. POWER OF ATTORNEY. The Pledgor hereby irrevocably appoints the Bank, with full power of substitution, to be the attorney-in-fact of the Pledgor, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion, to take any action and to execute any instruments and agreements which the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including the following:

                  (a) to demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of the Pledgor under or in connection with any Collateral,

                  (b) to receive, endorse and collect any checks, notes or other instruments, documents, chattel paper or any other payment media in connection with the foregoing clause (a), and

                  (c) to perform all obligations of the Pledgor hereunder;

PROVIDED, that except for taking actions referred to in Section 4.4(a), such power of attorney may be exercised only so long as an Event of Default or Potential Event of Default has occurred and is continuing. Such power of attorney is irrevocable and coupled with an interest. All third parties are entitled to rely conclusively on a representation by the Bank that it is entitled to exercise such power of attorney.

         5.5. CERTAIN REMEDIES. If any Event of Default shall have occurred and be continuing, the Bank may exercise all rights and remedies which it may have under this Agreement, any other agreement, at law or otherwise, and in addition, the following provisions shall apply:

                  (a) The Bank may exercise all rights and remedies with respect to the Collateral and each part thereof as are provided by the UCC to a secured party on default (whether or not the UCC applies to the affected Collateral). To the extent, if any, the Bank does not otherwise have the right to do so, the Bank may (i) take absolute possession and control of the Collateral or any part thereof, (ii) transfer any Collateral into the name of the Bank or its nominees,
         (iii) notify the parties obligated on the Collateral to make to the Bank any payments due or to become due, (iv) receive any payments made under or in connection with the Collateral, (v) exercise all rights and remedies of the Pledgor under or in connection with the Collateral,
         (vi) demand, collect, enforce, file claims for, sue for, recover, compromise, release, and take any action or institute any proceedings to collect or enforce, all rights to payments due or to become due and all other rights of the Pledgor under or in connection with any Collateral, and (vii) otherwise deal in and act with respect to the Collateral in all respects as though it were the outright owner thereof;

                  (b) All payments received by the Pledgor in respect of any Collateral shall be received in trust for the benefit of the Bank, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Bank in the same form as so received (with any necessary endorsement); and

                  (c) The Bank may, without notice except to the extent required by law, sell the Collateral or any part thereof, at public or private sale, at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale is required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made, shall constitute reasonable notification. The Bank shall not be obligated to make any sale, regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

         5.6. APPLICATION OF PAYMENTS. All cash held by the Bank as Collateral and all cash proceeds received by the Bank in respect of any sale of, collection from, or other realization upon any of the Collateral, may in the discretion of the Bank be held by the Bank as collateral for the Secured Obligations, or then or at any time thereafter applied (after payment of any amounts payable to the Bank pursuant to Section 6.4) in whole or part by the Bank to the Secured
Obligations in such order as the Bank may elect. If and when all Secured Obligations shall have been paid in cash in full and all commitments to extend credit under the Loan Documents shall have terminated, any surplus of such cash or cash proceeds held by the Bank shall be paid over to the Pledgor or as otherwise required by law. The Pledgor shall remain liable for any deficiency.



                                   ARTICLE VI
                                  MISCELLANEOUS

         6.1. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Bank. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         6.2. NO IMPLIED WAIVER; REMEDIES CUMULATIVE. No delay or failure of the Bank in exercising any right or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Bank under this Agreement are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement, at law, or otherwise.

         6.3. NOTICES. Except to the extent, if any, otherwise expressly provided herein, all notices and other communications (collectively, "notices") under this Agreement shall be given, shall be effective, and may be relied upon, in the same way as notices under the Credit Agreement.

         6.4. INDEMNITY AND EXPENSES.

                  (a) INDEMNITY. The Pledgor agrees to indemnify the Bank from and against any and all claims, losses, liabilities and expenses (including reasonable attorney's fees) arising out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses, liabilities and expenses resulting from the gross negligence or willful misconduct of the Bank.

                  (b) EXPENSES. The Pledgor will upon demand pay to the Bank the amount of all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Bank may incur in connection with (i) the administration of this Agreement,
         (ii) the custody, preservation, use or operation of, or the sale of, collection of or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Bank hereunder, or
         (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

         6.5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings and agreements.

         6.6. SURVIVAL. The obligations of the Pledgor under Section 6.4 shall survive termination of this Agreement and all other events and conditions whatever. All representations and warranties of the Pledgor contained in or made in connection with this Agreement shall survive, and shall not be waived by, the execution and delivery of this Agreement, any investigation by or knowledge of the Bank, any extension of credit, termination of this Agreement, or any other event or circumstance whatever.

         6.7. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts shall constitute but one and the same agreement.

         6.8. CONSTRUCTION. In this Agreement, unless the context otherwise clearly requires, references to the plural include the singular, the singular the plural, and the part the whole; the neuter case includes the masculine and feminine cases; and "or" is not exclusive. In this Agreement, any references to property (and similar terms) include an interest in such property (or other item referred to); "include," "includes," "including" and similar terms are not limiting; "hereof," "herein," "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision; and "expenses," "costs," "out-of-pocket expenses" and similar terms include the charges of in-house counsel, auditors and other professionals of the relevant Person to the extent that such amounts are routinely identified and charged under such Person's cost accounting system. Section and other headings in this Agreement, and any table of contents herein, are for reference only and shall not affect the interpretation of this Agreement in any respect. Section and other references in this Agreement are to this Agreement unless otherwise specified. This Agreement has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of security agreements in favor of the Pledgor, nor any doctrine of construction of ambiguities against the party controlling the drafting, shall apply to this Agreement.

         6.9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Bank and its successors and assigns. Without limitation of the foregoing, the Bank (and any successive assignee or transferee) from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any Secured Obligations, to any other Person, and such Secured Obligations (including any Secured Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Secured Obligations entitled to the benefit of this Agreement, and to the extent of its interest in such Secured Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Bank in this Agreement or otherwise.

         6.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF CHOICE OF LAW PRINCIPLES.

         IN WITNESS WHEREOF, the Pledgor has executed and delivered this Security Agreement as of the date first above written.

SUBURBAN ENERGY SERVICES GROUP LLC
By:
   -------------------------------
Name:  Robert M. Plante
Title:  Treasurer

                                                           SCHEDULE 3.4
                                                                TO
                                                        SECURITY AGREEMENT


                            LOCATION OF OFFICES, ETC.

A. Address (including street address and county) of the chief executive office of the Pledgor:

   Suburban Energy Services Group LLC                   Morris County

   One Suburban Plaza

   240 Route 10 West

   Whippany, NJ 07981-0206



B. Address (including street address and county) of each office (whether maintained by the Pledgor or otherwise) where books and records relating to Collateral are kept:

   Suburban Energy Services Group LLC                   Morris County

   One Suburban Plaza

   240 Route 10 West

   Whippany, NJ 07981-0206

C. Address (including street address and county) of each place of business of the Pledgor:

   Suburban Energy Services Group LLC                   Morris County

   One Suburban Plaza

   240 Route 10 West

   Whippany, NJ 07981-0206

D. Changes in the foregoing information during the one year period ending on the date of the Security Agreement:

   Not applicable.



E. State of organization of the Pledgor:

   Delaware

                                                           SCHEDULE 3.5
                                                                TO
                                                        SECURITY AGREEMENT


                                   NAMES, ETC.





Suburban Successor GP, LLC